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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 31, 1998 except as to Note 13 as to which the date is September 9, 1998, in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-64499) and related Prospectus of Implant Sciences Corporation for the Registration of 1,350,000 shares of its common stock.



                                          /s/      ERNST & YOUNG LLP


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                                                    Ernst & Young LLP



Boston, Massachusetts


December 18, 1998